Exhibit 99.1

Allied Nevada Gold Corp. 9790 Gateway Drive Suite 200 Reno, NV 89521 USA	NEWS RELEASE

Allied Nevada Reports First Quarter 2013 Operational Progress

Hycroft NI 43-101 Technical Report Filed

March 21, 2013 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “we”, “our” or the “Company”) (TSX:ANV; NYSE MKT:ANV) reports on first quarter operational progress through February 2013. Through the first two months of the first quarter of 2013 we placed 6.6 million tons of ore on the leach pads at average grades of 0.010 ounces per ton gold and 0.091 ounces per ton silver, containing approximately 68,100 ounces of gold and approximately 600,300 ounces of silver, as per expectation. For the first two months of the quarter, approximately 27,000 ounces of gold and approximately 156,000 ounces of silver have been, or are available to be, sold.

The first new set of 2,500 gallon per minute carbon columns were installed and have recently commenced operating with the second set beginning to arrive on site. With the operation of the first carbon train, our solution processing capacity has increased approximately 30% to over 9,000 gallons per minute and we are now processing all of our current returning pregnant solution. We expect to bring the second 2,500 gallon per minute carbon train on-line early in the second quarter, which, along with additional ore under leach and solution being pumped up to the pads, will increase our solution processing capacity to approximately 11,500 gallons per minute. With the additional solution processing capacity and current operating metrics, we believe we are on track to meet six month production guidance of 90,000 to 100,000 ounces of gold.

Expansion activities at Hycroft continue at a quick pace. The reclaim chambers for the crushing system were completed in February and the exterior of the primary crusher housing is near completion. Construction of the north leach pad is on track with plastic liner beginning to be placed at the end of February. All components of the first 73 cubic-yard wire rope shovel arrived on site in the last month and are currently being assembled. Major components of the second wire-rope shovel are beginning to arrive on-site. We expect to issue bid packages for the mill construction in the second quarter and to begin mobilization for prime construction in mid-July 2013. Bids to install the mill sub-foundation are currently being evaluated and neat line excavation for the foundations has commenced. We are on track to meet commissioning deadlines for the north leach pad (late second quarter), Merrill-Crowe plant (third quarter) and gyratory crusher (mid-third quarter). The additional capacity of the new Merrill-Crowe plant is expected to bring total solution processing capacity to 33,000 gallons per minute.

The capital cost estimate for the expansion project remains at $1.24 billion. To date, we have purchased or have fixed contracts in place for approximately $680.9 million, or 55% of the total capital budget and these purchases have come in below the original estimate. As a result, the difference has been allocated to contingency which has increased to $97 million, from $65 million, representing 17% of the remaining capital to be committed of $562.1 million. Management believes that the expansion can be funded with current cash balances, an undrawn revolving line of credit for $120 million, capital lease financing, and operating cash flow.

We filed the National Instrument 43-101 Technical Report for Hycroft, which is now available at www.sedar.com or on our website at www.alliednevada.com.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act, that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding expected solution processing rates, production rates, construction and implementation of equipment and the timing thereof; the results and indications of exploration drilling currently underway at Hycroft; delays in processing gold and silver, the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades and recovery rates; anticipated costs, project economics, the realization of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) which may be obtained from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been reviewed and verified by Dan Moore, Vice President, Technical Services for Allied Nevada, who is a Qualified Person as defined by National Instrument 43-101. For additional quality assurance program and the quality control measures applied, as well as other relevant technical information in respect of the Hycroft mine, please refer to our technical report entitled “Technical Report - Allied Nevada Gold Corp. - Hycroft Mine, Winnemucca, Nevada, USA”, dated March 6, 2013, which is available on SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press release), such as “measured,” “indicated,” and “inferred” “resources,” which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be secured from our website or the SEC website at http://www.sec.gov/edgar.shtml.

February 2013 Operational Update | 2